DocuSign Envelope ID: 09E825D0-C380-461E-BB8C-3C16B00E1569

PURCHASE CONTRACT
Hawaii Association of REALTORS® Standard Form
Revised 2/19 (NC) For Release 11/21

Reviewed by: **Billy Jalbert/Principal Broker** (Name of Principal Broker/Broker-in-Charge) Billy Jalbert (Signature) **The Maui Real Estate Team, Inc.** (Brokerage Firm)

Reference Date: **December 9, 2021**

Property Reference or Address: **0 Kula Hwy., Kula, HI 96790**

Tax Map Key: Div. **2** /Zone **2** /Sec. **3** /Plat **008** /Parcel(s) **047** /CPR(s) ________ (if applicable).

THIS PURCHASE CONTRACT BECOMES A LEGALLY BINDING CONTRACT FOR THE PURCHASE OF REAL ESTATE UPON EXECUTION BY THE PARTIES. READ IT CAREFULLY. HANDWRITTEN OR TYPED PROVISIONS IN THIS PURCHASE CONTRACT SHALL SUPERSEDE ANY PRINTED PROVISIONS IF THERE IS A CONFLICT. FILL IN ALL BLANKS. PARAGRAPHS PRECEDED BY CHECK-OFF BOXES ARE OPTIONAL AND MUST BE CHECKED TO BE MADE A PART OF THIS PURCHASE CONTRACT. WRITE "NA" IF NOT APPLICABLE.

SECTION A: AGENCY DISCLOSURE

A-1 **Agency.** Buyer and/or Seller in a real estate transaction in Hawaii may retain a real estate Brokerage Firm as their agent. In such case, Buyer and/or Seller is represented by the Brokerage Firm and all of its licensees. Hawaii law requires real estate licensees to disclose orally or in writing to Seller and/or Buyer whom the licensee represents. The form of representation may be one of the following:

(a) **Seller's Agent.** Brokerage Firm represents Seller only unless a disclosed dual agency exists. Seller's Agent owes the highest duties to Seller, including confidentiality, loyalty, and due care and diligence.

(b) **Buyer's Agent.** Brokerage Firm represents Buyer only unless a disclosed dual agency exists. Buyer's Agent owes the highest duties to Buyer, including confidentiality, loyalty, and due care and diligence.

(c) **Dual Agent.** Brokerage Firm represents both Buyer and Seller. This commonly occurs when licensees in the Brokerage Firm representing Seller have Buyer clients looking for types of property similar to Seller's property. In such event, the Brokerage Firm and all of its licensees represent both Buyer and Seller and are dual agents. Dual agents must remain neutral in negotiations and must not advance the interest of one party over the other. **Written consent is required under Hawaii law. See RR221 Dual Agency Consent Addendum.**

(d) **No Agency Representation: Buyer or Seller is a Customer** (See Paragraph A-2 (d) below).

A-2 **Disclosure.**

NAR CODE OF ETHICS: Buyer and Seller are aware that the National Association of REALTORS® holds its members accountable for their actions through a strict Professional Code of Ethics, which includes a grievance system to address complaints. Non-members are not held to the same standards as members, nor are they required to participate in the grievance system.

[X] (a) **Seller Representation:** Seller is represented by the Brokerage Firm **Hawaii Life (PA)** and all its licensees. Brokerage Firm is [X] is not [ ] a member of the National Association of REALTORS®.

[X] (b) **Buyer Representation:** Buyer is represented by the Brokerage Firm **The Maui Real Estate Team, Inc.** and all its licensees. Brokerage Firm is [X] is not [ ] a member of the National Association of REALTORS®.

[NA] (c) **Dual Agency Representation:** Seller and Buyer are represented by the Brokerage Firm ________________ and all its licensees. Brokerage Firm is [ ] is not [ ] a member of the National Association of REALTORS®. **A separate Dual Agency Consent Addendum is required.**

[NA] (d) **Customer: No Agency Representation**

[ ] **Seller** is not represented by a Brokerage Firm (for example "For Sale By Owner").

[ ] **Buyer** is not represented by a Brokerage Firm.

Buyer and Seller acknowledge that oral or written disclosure relative to agency representation was provided to them before the signing of this Purchase Contract.

It is recommended that Buyers and Sellers consult with legal counsel prior to signing a Purchase Contract.

Initials below are for Agency Disclosure acknowledgement and Page 1 review.

MB RL 12/10/2021 — BUYER'S INITIALS & DATE

MV Jan-24-2022 — SELLER'S INITIALS & DATE

SECTION B: INITIAL EARNEST MONEY DEPOSIT

B-1 **Initial Earnest Money Deposit.** Buyer's Initial Earnest Money Deposit shall be processed as follows *(Choose one)*:

[ ] Buyer's agent has received a check from Buyer which shall be deposited with Escrow by the next business day after the Acceptance Date, OR

[ ] Buyer shall directly deliver a check to Escrow by the next business day after the Acceptance Date, OR

[X] Buyer shall wire the initial deposit into Escrow's account within **4** business day(s) after the Acceptance Date.

SECTION C: OFFER TO BUY AND PURCHASE PRICE

C-1 **Offer to Buy.** Buyer offers to buy the Property described below on the terms and conditions contained in this Purchase Contract. **This Purchase Contract shall be binding if accepted by Seller on or before:**

Date **December 13, 2021** Time **12:00** AM [ ] PM [X].

C-2 **Purchase Price.** The Purchase Price for the Property in U.S. dollars shall be paid as follows:

$ **2,000,000.00**	Initial Earnest Money Deposit
$ **NA**	Additional Deposit paid into Escrow by ---
$ **7,000,000.00**	Balance of down payment (or balance of purchase price if all cash) paid into Escrow prior to closing
$ **9,000,000.00**	TOTAL CASH FUNDS FROM BUYER (exclusive of closing costs)
$ ---	By way of
$	
$ **9,000,000.00**	**TOTAL PURCHASE PRICE**

Should Buyer fail to make the Initial Earnest Money Deposit or Additional Deposit when due, Seller may elect to terminate this Purchase Contract pursuant to Paragraph O-1.

SECTION D: ADDENDA

D-1 **Addenda.** The following addenda, if checked, are attached to and made a part of this Purchase Contract. Fill in all blanks. Write "NA" if not applicable. Each attached addendum must be properly signed and initialed (as applicable).

[NA] 1031 Exchange
[NA] Agreement of Sale
[NA] "As Is" Condition
[NA] Distressed Property
[NA] Dual Agency Consent
[NA] Early Occupancy Agreement
[NA] FHA Financing/Real Estate Certification
[NA] Lead Based Paint Disclosure
[NA] Oceanfront Property
[NA] Plain Language
[NA] Post Closing Occupancy Contract
[NA] Purchase Money Mortgage
[NA] Residential Leasehold Property
[NA] Short Sale
[NA] VA Financing
[NA] Other
[NA] Other
[NA] Other
[NA] Other
[NA] Other

SECTION E: PROPERTY

E-1 **Description.**

Tax Map Key: Div. **2** /Zone **2** /Sec. **3** /Plat **008** /Parcel(s) **047** /CPR(s) ______ (if applicable).

All of that certain [X] fee simple [ ] leasehold Property, described as follows:
0 Kula Hwy., Kula, HI 96790
All that certain fee simple parcel of land containing approx. 646 acres of land, together with all improvements thereon. Including three separate parcels TMK: 2-2-3-8:30, 2-2-3-8:4 and 2-2-3-8:47, along with three County of Maui water meters. One - 5/8" water meter; two 2" water meters. Deeded access off of Highway 37 and L. Kula Rd. The full legal description will be provided in the title report.

[NA] E-2 **Inclusions.** Sale includes all built-in furniture; attached existing fixtures; built-in appliances; electrical, gas and plumbing fixtures/systems; attached carpeting; and the following indicated items. Seller shall not substitute any Inclusions. Fill in all blanks. Write "NA" if not applicable:

[ ] Air Conditioner - Central
[ ] Air Conditioner - Split
[ ] Air Conditioner - Window
[ ] Cable TV Outlet
[ ] Ceiling Fan
[ ] Cooktop
[ ] Dishwasher
[ ] Disposal
[ ] Dryer
[ ] Existing Window Coverings
[ ] Microwave
[ ] Oven
[ ] Photovoltaic System (owned system)
[ ] Pool Equipment (All)
[ ] Range Hood
[ ] Range w/Oven
[ ] Refrigerator
[ ] Security Alarm System
[ ] Smoke Detectors
[ ] Solar Water Heating System
[ ] Sprinklers- Exterior
[ ] Washer
[ ] Water Heater
[ ] Other ____________________
[ ] Other ____________________
[ ] Other ____________________
[ ] Other ____________________

[NA] E-3 **Inclusions of Photovoltaic System and/or Security Alarm System Contracts or Leases.**
Seller shall provide applicable documents, including most recent statement(s), for any of the following:
Leased Photovoltaic System
Energy Purchase Photovoltaic Agreement
Leased Alarm System
Other ____________________

Seller shall provide document(s) indicated above to Buyer and notify service provider(s) of this Purchase Contract no later than ______________ (   ) days after the Acceptance Date. Upon receipt of the documents provided, Buyer shall have ______________ (   ) days to terminate this Purchase Contract pursuant to Paragraph O-2. If Buyer does not terminate, Buyer shall apply for transfer of service within three (3) business days after Buyer's approval of documents.

[NA] E-4 **Inclusion of Furnishings.** Inventory of furnishings is:
[ ] attached [ ] to be provided to Buyer by (date) ____________________. If Seller does not provide the inventory list to Buyer within the specified time period, Buyer may elect to terminate this Purchase Contract pursuant to Paragraph O-3. If Buyer is not satisfied with the inventory list, Buyer may elect, within ______________ (   ) days after receipt of the inventory list, to terminate this Purchase Contract pursuant to Paragraph O-2.

[NA] E-5 **Exclusions.** The following items are specifically excluded: ____________________

SECTION F: CLOSING

F-1 **Closing.** For purposes of this Purchase Contract, "closing" shall be the date when all appropriate conveyance documents are recorded in the Bureau of Conveyances of the State of Hawaii (the "Bureau of Conveyances").

F-2 **Scheduled Closing Date.** The "Scheduled Closing Date" shall be **60 days of acceptance.**

If the Scheduled Closing Date falls on a day the Bureau of Conveyances is closed, closing will be on the next day when conveyance documents can be recorded.

F-3 **Change to the Scheduled Closing Date.**
(Choose Paragraph F-3(a) OR F-3(b))
[X] (a) **One-Time Unilateral Right to Extend.** Either party may extend the Scheduled Closing Date up to **Twenty-One** (**21**) days by delivery of written notice to the other party prior to the Scheduled Closing Date. Once either party has exercised this unilateral right to extend, for all or any part of the extension period set forth above, **time shall be of the essence**, and there shall be no further unilateral right to extend by either party. The Scheduled Closing Date may not be further extended unless Buyer and Seller agree in writing. This provision relates to the extension of the Scheduled Closing Date, and time frames measured from the Scheduled Closing Date shall be measured from the extended Scheduled Closing Date.

[NA] (b) **Time is of the Essence.** Time is of the essence and the Scheduled Closing Date may not be extended unless Buyer and Seller agree in writing.

F-4 **Escrow.** This transaction shall be escrowed by Escrow Company: **Old Republic Title & Escrow**
Branch Office: **Kahului** E-mail address: **dhookano@ortc.com**
Escrow Officer: **Darnell Hookano** Phone number: **808-871-2800**
The parties shall provide to Escrow fully executed copies of this Purchase Contract and any addenda, amendments, and documents which are required by Escrow by the next business day. The parties further agree to promptly execute appropriate or customary documents when requested by Escrow.

F-5 **Prorations and Closing Adjustments.** Based on a thirty (30) day proration, Escrow shall prorate the following, if applicable, as of the date of closing: real property tax, lease rents, interest on assumed obligations, mortgage and other insurance premiums, tenant rents, maintenance, private sewer, marina, and/or association fees, and **none other.**
When applicable, Escrow shall charge to Seller and credit to Buyer the amount of any tenant's security deposit.

MB RL 12/10/2021 — BUYER'S INITIALS & DATE
MV Jan-24-2022 — SELLER'S INITIALS & DATE

F-6 **Closing Costs.** The following is a list of customary closing costs (including Hawaii General Excise Tax where applicable), and **is not intended to be all-inclusive**. If Closing Disclosure requirements apply, Buyer and Seller are aware that customary closing costs may be reflected differently on the Closing Disclosure statement, but the net result will be the same. Escrow may charge the appropriate party other closing costs as directed by the parties.

Charge to Buyer, if applicable:	Charge to Seller, if applicable:
40% of the premium for standard coverage title insurance and any additional costs relating to the issuance of extended coverage policy (including a lender's policy)	60% of the premium for standard coverage title insurance Cost of drafting of conveyance documents and bills of sale Cost of obtaining Seller's consents
Cost of drafting mortgage and note or agreement of sale	50% of Escrow fee
Cost of obtaining Buyer's consents	Seller's notary fees
Buyer's notary fees	Cost of required staking or survey
All recording fees except documents to clear Seller's title	Recording fees to clear Seller's title
50% of Escrow fee	FHA or VA mandatory closing fees
Condominium and Association ownership transfer fees	Conveyance tax (subject to Paragraph F-7)
FHA or VA discount points and any mortgage fees	FIRPTA (Federal withholding tax)/HARPTA (State withholding tax)

F-7 **Notice on Conveyance Tax.** Pursuant to Conveyance Tax Law, Chapter 247, Hawaii Revised Statutes, a higher conveyance tax must be paid if Buyer is ineligible to file a county real property tax homeowner's exemption on the Property. [CHECK ONE] Buyer declares that Buyer is purchasing the Property [ ] as Buyer's principal residence [X] as other than Buyer's principal residence. If the selection changes from Buyer's "principal residence" to "other than Buyer's principal residence", Buyer shall provide written notification to Seller and Escrow no later than ____________ ( ) days [or fifteen (15) days if left blank] after Acceptance Date. Should Buyer make such change, Buyer shall be charged at closing an amount equal to the difference in the conveyance tax.

F-8 **Assessments**. An assessment is defined as any obligation (not including prorations and closing adjustments in Paragraph F-5) levied against the Property by a homeowner's association, governmental body, or any other entity with a legal right to assess. Assessments, if any, shall be charged as follows:

(a) Any lump sum assessments levied against the Property prior to the Acceptance Date shall be paid by [X] Seller or assumed by [ ] Buyer. Exceptions, if any:
none other.

(b) Any assessments levied against the Property prior to the Acceptance Date which are being paid in installments shall be paid in full by [X] Seller or [ ] pro-rated by Escrow as of the date of closing.
Exceptions, if any: **none other.**

(c) If a new assessment is authorized against the Property between the Acceptance Date and the Scheduled Closing Date, Seller shall make appropriate disclosure under Paragraph I-2 and such assessment shall be paid as Buyer and Seller shall agree. If Buyer and Seller cannot reach an agreement within five (5) days of both parties being aware of the new assessment (unless Buyer has agreed to pay or assume the assessment), either party may elect to terminate this Purchase Contract pursuant to Paragraph O-3.

F-9 **Consents.** Buyer and Seller may be required to obtain consents of lessors, homeowner or condominium associations, co-op boards, existing lenders, vendors, or other entities. Buyer or Seller shall cooperate and take all reasonable action to obtain such consents.

F-10 **Risk of Loss.** Risk of loss passes to Buyer upon closing or Buyer's possession of the Property, whichever occurs sooner.

F-11 **Possession.** Seller shall give Buyer possession of the Property at closing.

F-12 **Keys to the Property.** Seller, at Seller's sole cost and expense, shall provide Buyer at closing with all existing, but at least one (1) set of functioning keys/controls (entry, interior, mail box, pool, security, parking area, and all garage door openers). **Buyer shall pay all fees and/or deposits which may be required for any of these items.** Unless Buyer and Seller agree otherwise, all keys/controls and garage door openers shall be released to Buyer only after Escrow has verbally notified the parties and/or their Brokerage Firms that closing has occurred. It is strongly recommended that Buyer re-key entry door lock(s) and re-program garage door openers upon change of ownership.

SECTION G: TITLE

G-1 **Preliminary Title Report.** Escrow is instructed to promptly order a Preliminary Title Report on the Property for delivery to Seller, Buyer, and their respective Brokerage Firms. The Preliminary Title Report will provide a legal description of the Property and a listing of the encumbrances on the Property that will remain after closing.

G-2 **(a) Title.** Seller warrants that Seller is the owner of the Property. Seller agrees to convey the Property free and clear of all liens and encumbrances at closing with warranties vesting marketable title in Buyer.

(i) Exceptions Shall Include But Are Not Limited To: Easements, covenants, conditions, reservations, and restrictions now of record, and any documents relating to a condominium, cooperative, PUD, subdivision, homeowner's/community association, or cluster development.

(ii) Encumbrances To Be Released At Closing Shall Include But Are Not Limited To: Any liens, mortgages, agreements of sale, financing statements, judgments, child support, alimony, mechanic's liens, notices of pendency of action (lis pendens), subsidy agreements, equity sharing agreements, buy-back provisions, repurchase rights, and/or options to purchase shall be cleared by Seller prior to closing, paid off and either released or arranged for release by Escrow.

(b) Buyer's Review of Preliminary Title Report. If Buyer is not satisfied with the Preliminary Title Report, Buyer may elect, within **Seven** (**7**) days of Buyer's receipt of the Preliminary Title Report, to terminate this Purchase Contract pursuant to Paragraph O-2.

(c) Title Defect(s). If Buyer elects not to terminate under Paragraph G-2(b) and if the Preliminary Title Report or any other report or any updates to such reports reveal that title cannot be delivered by Seller in accordance with Paragraph G- 2(a), then Seller shall make appropriate disclosures under Paragraph I-2, and Seller shall use reasonable efforts to cure any title defect(s). If, within **Seven** (**7**) days following receipt of any reported title defect(s) Seller is unable to cure such title defect(s), Buyer may elect to purchase the Property with such title defect(s) and Seller shall not be liable for such title defect(s). If Buyer elects not to accept the Property with such title defect(s), either Buyer or Seller may elect to terminate this Purchase Contract pursuant to Paragraph O-3.

G-3 **Vesting and Tenancy.** The Buyer is the person(s) or entity(ies) which have signed this Purchase Contract on Page 14. Buyer shall provide Escrow with Buyer's full legal names and marital status for individuals, trust documents, name and type of business entity, etc., and the tenancy by which Buyer shall take title within **Twenty-Five** (**25**) days [fifteen (15) days if left blank] after the Acceptance Date.

SECTION H: CASH FUNDS AND FINANCING CONTINGENCY

(Choose Paragraph H-1 OR Paragraph H-2)

[X] H-1 **No Contingency on Obtaining Cash Funds.** Buyer represents that there are no contingencies on Buyer's obtaining the necessary cash, including all deposits, down payment, and closing (including loan) costs to buy the Property (total "Cash Funds"). **Failure by Buyer to make the balance of down payment as required by the Purchase Contract shall constitute a default.**

[X] (a) **Verification of Cash Funds.** Buyer shall provide the item(s) indicated below as evidence that Buyer has the total Cash Funds within **One** (**1**) days after the Acceptance Date. If Buyer fails to provide such evidence within the specified time period, Seller may elect to terminate this Purchase Contract pursuant to Paragraph O-3. If Seller is not satisfied with such evidence of cash funds Seller may elect, within **Two** (**2**) days of receipt of such evidence, to terminate this Purchase Contract pursuant to Paragraph O-2.

[X] Bank Statement [X] Verification From Depository Financial Institution
[NA] Other **Bank statements included with offer.**

[NA] H-2 **Contingency on Obtaining Cash Funds.** In reference to the balance of down payment or balance of purchase price, if all cash, Buyer's obligation to purchase the Property is contingent upon the following (check all that apply):

[ ] Sale of Buyer's Property located at ______
[ ] Obtaining Gift Funds [ ] Withdrawal From Investment [ ] Withdrawal From Home Equity Line of Credit
[ ] Other ______

(a) Buyer shall provide evidence that is satisfactory to Seller of Buyer's ability to obtain balance of down payment (or balance of purchase price if all cash) within ______ ( ) days after the Acceptance Date.

(b) If Buyer fails to provide Seller with such satisfactory evidence within the specified time period in Paragraph H-2(a), Seller may elect to terminate this Purchase Contract pursuant to Paragraph O-3.

(c) If Seller is satisfied with evidence timely provided by Buyer in Paragraph H-2(a), but Buyer is unable to ultimately deposit the balance of down payment (or balance of purchase price if all cash) into Escrow in accordance with Paragraph C-2, then:

(i) Buyer may elect to terminate this Purchase Contract pursuant to Paragraph O-2; or

(ii) if Buyer elects not to terminate this Purchase Contract under Paragraph H-2(c)(i), then Seller may elect to terminate this Purchase Contract pursuant to Paragraph O-3.

[NA] H-3 **Financing Contingency.** Buyer's obligation to purchase the Property is contingent upon Buyer obtaining the loan described in Paragraph C-2 ("Mortgage Loan").

(a) If Buyer does not obtain a conditional loan commitment letter, or is unable to satisfy all conditions of the loan commitment letter, within the time periods specified in Paragraph H-4, then Buyer may elect to terminate this Purchase Contract pursuant to Paragraph O-2.

(b) If Buyer has met all conditions of the loan commitment letter but lender fails to fund prior to closing, then Buyer may elect to terminate this Purchase Contract pursuant to Paragraph O-3.

(c) Buyer may:

(i) waive this Financing Contingency and purchase the Property on an all cash basis, or

(ii) increase the amount of Cash Funds in order to satisfy all of Lender's requirements for funding the loan.

If Buyer elects either of these two options, Buyer shall promptly provide written notice of such election to Seller, together with evidence of Buyer's ability to perform PRIOR to expiration of the time periods stated in Paragraph H-4.

[NA] H-4 **Buyer's Obligations.** Buyer is obligated to deliver to Seller a Pre-Qualification Letter which shall state that Buyer is credit-worthy based on a credit report and is qualified for a mortgage loan by (a) ______________________
[ ] with or [ ] without review of income supporting documentation. Buyer is obligated to deliver to Seller by (b) ______________________, a Conditional Loan Commitment Letter based upon underwriter approval and review of property appraisal which shall state that the loan has been approved and Lender will make the loan under specified conditions. No later than (c) ______________ ( ) days prior to closing, Buyer shall deliver to Seller \written evidence that Buyer has satisfied all conditions specified by Lender except conditions which cannot be satisfied by Buyer until closing. Buyer authorizes Seller and Seller's Brokerage Firm to contact Buyer's Lender regarding the status of Buyer's Mortgage Loan.

H-5 **Seller's Right to Cancel.** Should Buyer fail to satisfy any obligation under Paragraphs H-2, H-3, and/or H-4 within the specified time period, Seller may elect to terminate this Purchase Contract pursuant to Paragraph O-3.

SECTION I: MANDATORY SELLER DISCLOSURES IN REAL ESTATE TRANSACTIONS

I-1 **Seller's Obligation to Disclose.**

(a) **Disclosure of Material Facts.** Pursuant to Hawaii Revised Statutes Chapter 508D, for the sale of residential real property (which means fee simple or leasehold real property on which currently is situated: (1) from one to four dwelling units, or (2) a residential condominium or cooperative apartment, the primary use of which is occupancy as a residence), and under common law, Seller is obligated to fully and accurately disclose in writing to Buyer any fact, defect, or condition, past or present, that would be expected to measurably affect the value of the Property to a reasonable person (a "material fact"). Seller acknowledges and agrees that the disclosure requirements under Chapter 508D are in addition to all other disclosure obligations of Seller required by law relating to the sale of real property.

(b) **Mandatory Provision of Disclosure Statement.** Unless exempt in Hawaii Revised Statutes Chapter 508D, no later than **Ten** (**10**) days [ten (10) days if left blank] after the Acceptance Date, Seller shall provide Buyer with a Disclosure Statement (a written statement prepared by Seller or at Seller's direction) signed and dated by Seller within six (6) months before or ten (10) days after the Acceptance Date. Such Disclosure Statement shall be prepared in good faith and with due care and shall disclose all material facts relating to the Property that: (i) are within the knowledge or control of Seller; (ii) can be observed from visible, accessible areas; or, (iii) are required to be disclosed under Section 508D-4.5 and Section 508D-15 of the Hawaii Revised Statutes. Pursuant to Section 508D-9, "In good faith and with due care" includes honesty in fact in the investigation, research, and preparation of the Disclosure Statement and may include information on the following:

(1) Facts based on only Seller's personal knowledge;
(2) Facts provided to Seller by governmental agencies and departments;
(3) Existing reports prepared *for* Seller by third-party consultants, including without limitation a: (i) licensed engineer; (ii) land surveyor; (iii) geologist; (iv) wood-destroying insect control expert; or (v) contractor, or other home inspection expert; dealing with matters within the scope of the professional's license or expertise for the purpose of the Disclosure Statement; and
(4) Facts provided to Seller by a managing agent of a homeowner's association, including without limitation, a condominium, cooperative, or community association.

Buyer acknowledges that the Disclosure Statement is NOT a warranty of any kind. Pursuant to Chapter 508D, the Disclosure Statement shall not be construed as a substitute for any expert inspection, professional advice, or warranty that Buyer may wish to obtain.

I-2 **Amended Disclosure Statement.**

Pursuant to Chapter 508D, Seller is obligated to provide an Amended Disclosure Statement upon Later Discovered Information. If, after Seller delivers a Disclosure Statement to Buyer and prior to closing, Seller becomes aware of information that was not previously disclosed or that makes any statement in the Disclosure Statement inaccurate, and said information directly, substantially, and adversely affects the value of the Property, then Seller shall provide an Amended Disclosure Statement to Buyer within **Five** (**5**) days [or ten (10) days if left blank] after the Seller's discovery of the non-disclosure or inaccuracy, and in any event, by no later than twelve noon of the last business day prior to the recorded sale of the Property.

I-3 **Buyer's Rights and Obligations Upon Receipt of Disclosure Statement, or Amended Disclosure Statement.**

(a) Upon receipt of the Disclosure Statement, or Amended Disclosure Statement, provided pursuant to Paragraphs I-1 or I-2, Buyer shall provide Seller with a written acknowledgment for each within **Three** (**3**) days after receipt.

(b) Upon receipt of the Disclosure Statement provided pursuant to Paragraph I-1, Buyer shall have **Ten** (**10**) days [or fifteen (15) days if left blank] to examine the Disclosure Statement and to rescind this Purchase Contract.

(c) Upon receipt of an Amended Disclosure Statement, Buyer shall have **Ten** (**10**) days [or fifteen (15) days if left blank] to examine the Amended Disclosure Statement and to rescind this Purchase Contract.

(d) Should Buyer elect to rescind this Purchase Contract pursuant to subparagraphs (b) or (c), Buyer must give Seller or Seller's Agent written notice of such rescission within the specified time period and the termination provisions of Paragraph O-2 shall apply.

I-4 **Buyer's Rights and Obligations Upon Later Discovered Inaccurate Information.**

Upon discovery by Buyer that the Disclosure Statement or Amended Disclosure Statement fails to disclose a material fact or contains an inaccurate assertion that directly, substantially, and adversely affects the value of the Property, and if Buyer was not aware of the foregoing failure or inaccuracy, Buyer may elect to rescind this Purchase Contract within the earlier to occur of:

(a) fifteen (15) days of the discovery by Buyer of the failure or inaccuracy OR
(b) **Ten** (**10**) [fifteen (15) days if left blank] days of the receipt of an Amended Disclosure Statement correcting the failure or inaccuracy.

If Buyer elects to rescind this Purchase Contract, Buyer must give Seller or Seller's Agent written notice of such rescission within the specified time period and the termination provisions of Paragraph O-2 shall apply. This Paragraph does not change Seller's obligations under Paragraph I-2.

I-5 **Buyer's Remedies Regarding Mandatory Seller's Disclosure Statement.** If Seller fails to comply with Paragraphs I-1 or I-2, Buyer may elect to complete the purchase of the Property. When Buyer is provided a Disclosure Statement, Documents, or Amended Disclosure Statement and Buyer decides to rescind this Purchase Contract, Buyer shall not be entitled to any damages but shall be entitled to the return of all deposits, and in such case, Buyer's deposits shall be returned immediately. If Seller negligently fails to provide the required Disclosure Statement, Documents, or Amended Disclosure Statement, Seller shall be liable to Buyer for the amount of actual damages suffered as a result of Seller's negligence. A court may also award the prevailing party attorneys' fees, court costs, and administrative fees. Buyer's right to rescind this Purchase Contract under Paragraphs I-3 and I-4 shall not apply after the Scheduled Closing Date. Any action to rescind this Purchase Contract under Paragraphs I-3 and I-4 shall commence prior to the Scheduled Closing Date.

I-6 **General Disclosures.** Paragraphs I-6(a) through I-6(l) describe general issues which could affect the Property. Buyer should make appropriate inquiry regarding these issues as part of Buyer's inspection right under Paragraph J-1.

(a) **Governmental and Private Restrictions Disclosure.** The Property is subject to all applicable federal, state and county laws, statutes, regulations, codes, ordinances, rules, procedures, restrictions, and requirements, including, but not limited to, those concerning land use, zoning, building permits and requirements, rebuilding requirements, setbacks, height limitations, lot coverage restrictions, and allowable uses. The Property may also be subject to private restrictions, which include the encumbrances described in Paragraph G-2(a)(i). Private restrictions can cover a wide range of issues, including, but not limited to: design standards and requirements for permits/approvals; setbacks, height limitations, lot coverage restrictions, and allowable uses; licenses and easements; encroachment, common wall, private road, common driveway, and similar agreements; and condominium, cooperative, PUD, subdivision, homeowner's/community association, or cluster development related matters, including maintenance fees, assessments, and other charges.

(b) **Building Permits Disclosure.** Buyer is aware that many residential properties do not have all building permits as required by county ordinances and/or may not have been built according to the plans or building permits issued. Buyer understands there are potential risks in purchasing any property on which unpermitted or non-complying work has been done. The risks may include, but are not limited to: (i) fines, (ii) discontinued use of the property, (iii) inability to rebuild, and (iv) requirement to remove or rebuild the affected area. All of the above could affect the appraised value and insurability of the property.

(c) **Asbestos Disclosure.** Asbestos materials are hazardous to one's health, particularly if asbestos fibers are released into the air and inhaled. In the past (before 1979, but possibly since) asbestos was a commonly used insulation material in heating facilities and in certain types of floor and ceiling materials, shingles, plaster products, cement and other building materials. Buyer is aware that Buyer should make appropriate inquiry into the possible existence of asbestos in, on, or at the Property. Structures having "popcorn" or "cottage cheese" type ceilings may contain asbestos fibers or asbestos-containing material. Such ceilings should not be disturbed since it could release asbestos fibers in the air. Any disturbance should be done only by licensed abatement contractors.

(d) **Hazardous Waste and Toxic Substances Disclosure.** Federal and state laws place strict liability on property owners for dangers caused by hazardous waste management and may require that such owners pay for the cost of the cleanup of hazardous substances and other toxic substances. Buyer is aware that Buyer should make appropriate inquiries into the current and past use of the Property and should seek an environmental assessment to ascertain the possible existence of such hazardous substances or materials on or under the Property. Buyer is aware Buyer may have liability for hazardous substances located on or under the Property even if Buyer did not cause such substances to be on or under the Property.

(e) **Wastewater Disposal Disclosure.** The State of Hawaii Department of Health and the individual counties may require upgrades from cesspools to septic tanks or connection of new systems in certain situations. Additionally, the Federal Environmental Protection Agency ("EPA") has issued regulations requiring that all "large capacity cesspools" be closed and converted to EPA approved systems by April 5, 2005 or face substantial penalties. Buyer should contact the State of Hawaii Department of Health, the EPA, and the individual counties for additional information.

(f) **Mold Disclosure.** Mold and/or other microscopic organisms may exist in, on, or at the Property. Molds are simple, microscopic organisms, present everywhere. Mold spores may cause health problems. Mold will grow and multiply whenever sufficient moisture, temperature and organic material are present. Brokerage Firms, brokers, and agents are not qualified to inspect the Property for mold or to make recommendations or determinations concerning possible health or safety issues. More information is available at the EPA's website.

(g) **Sex Offender Registration ("Megan's Law").** Hawaii law requires sex offenders to register with the State Attorney General's office. Buyer may contact the Department of the Attorney General or visit its website for information regarding sex offenders who have registered with the State of Hawaii.

(h) **Flood Zone.** The Property may be located in an area which is a Flood Hazard Zone. Lenders may require Buyer to purchase flood insurance in order to obtain any loan secured by the Property. Buyer is advised that flood insurance premiums may increase significantly based upon FEMA flood zone designations, changes to flood zone maps, or FEMA requirements. Buyer is further advised to consult with Buyer's insurance agent and contact the National Flood Insurance Office for more information. In addition, various governmental agencies have special requirements for obtaining building permits for properties located in Flood Hazard Districts.

(i) **Lead-Based Paint.** Federal Law requires that the seller of any interest in residential real property must provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards. Residential dwellings built prior to 1978 may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning also poses a particular risk to pregnant women. More information is available at the EPA website.

(j) **Lead-Based Paint Renovation, Repair, and Painting.** In residential real property, the EPA under the Toxic Substance Control Act issued a rule to address lead-based paint hazards created by renovation, repair, and painting activities that disturb lead based paint. These rules establish requirements for training renovators, other renovation workers, dust sampling technicians, and renovation firms; for accrediting providers of renovation and dust sampling technician training to meet the new Federal requirements effective as of April 22, 2010, or substantial penalties may apply. The rule applies to paid contractors working in pre-1978 housing (residential, public or commercial buildings and all rental housing), child care facilities and schools with lead-based paint. Contractors include home improvement contractors, maintenance workers in multi-family housing, painters, and other specialty trades. Federal law may require that Buyer be provided with The Lead-Safe Certified Guide to Renovate Right: Important Lead Hazard Information for Families, Child Care Providers, and Schools pamphlet. More information is available at the EPA website.

(k) **Climate Changes and Natural Hazards.** Climate changes (including sea level rise) could affect properties in Hawaii, particularly those at the shoreline and in coastal areas. All properties in Hawaii are also subject to natural hazards such as: hurricanes, storms, earthquakes, tsunami, floods, landslides, etc. Buyer is advised to consult experts of Buyer's choice regarding any questions concerning the effects of climate changes and natural hazards that may affect the Property. For more information, visit the Hawaii Climate Adaptation Portal (climateadaptation.hawaii.gov).

(l) **Wired Funds and Sensitive Personal Information Warning.** Criminals/hackers are targeting email accounts of various parties involved in a real estate transaction (for example, lawyers, escrow representatives, mortgage brokers, Brokerage Firms, real estate licensees) to divert funds to the criminal's/hacker's bank account. If you receive an email containing wiring instructions or a request for sensitive personal information from someone appearing to be involved in this transaction, you should call them at a telephone number that you obtain from a source other than from the email (for example, the Purchase Contract, their website, etc.) to be sure that you are contacting a legitimate party.

SECTION J: INSPECTION, MAINTENANCE AND WARRANTIES

J-1 **General Inspection of Property Contingency.** At Buyer's sole cost and expense Buyer shall have the right to (personally or by any expert, professional, or other representatives of Buyer's choice): (a) inspect the Property or any portion thereof; (b) inspect all major appliances and fixtures (plumbing, electric, and gas) included in the sale; (c) inspect all public records relating to the Property and its use; and (d) review all matters concerning the Property including those described in Paragraph I-6. Seller shall provide Buyer and Buyer's representative(s) access to the Property for inspection(s), during reasonable hours with reasonable prior notice to Seller. The obligation of Buyer to purchase the Property is contingent upon Buyer's approval of inspections and review of all matters described in Paragraph I-6 within **Forty-Five** (**45**) days after the Acceptance Date. All inspections and reviews must be completed within this time period. Seller agrees that the property inspection requires that the utilities be turned on, including propane, if applicable, at Seller's expense. If Buyer disapproves of the inspection or review results within the specified time period, Buyer may elect to terminate this Purchase Contract pursuant to Paragraph O-2. The Buyer's rights under this Paragraph do not affect Buyer's rights and timelines under Section I.

If Buyer fails to make an election in writing to terminate this Purchase Contract within the specified time period, then Buyer will have waived this contingency.

J-2 **Recommendation Regarding Home Inspection.** It is strongly recommended that Buyer obtain a home inspection as well as inspections in specialized areas beyond the scope of the standard home inspection service.

[X] J-3 **Property Condition Maintenance and Final Walk Through.** Seller shall maintain the interior and exterior of the Property, including all Inclusions, in the same condition as when Buyer inspected the Property pursuant to Paragraph J-1, or as otherwise repaired and/or corrected as agreed to in writing between Buyer and Seller. Buyer and/or Buyer's representative shall have the right to conduct a Final Walk Through of the Property no later than **Four** (**4**) days prior to closing: (a) to confirm that the Property is in the same condition on the date that Buyer inspected the Property pursuant to Paragraph J-1, and/or (b) to inspect any repairs and/or corrections made by Seller, as agreed to in writing between Buyer and Seller. Seller understands that the Final Walk Through requires that the utilities be on, including propane, if applicable, at Seller's expense. If the Property has not been maintained, or repaired and/or corrected as agreed to in writing between Buyer and Seller, then the provisions of Paragraph J-4 shall apply, and Buyer shall have the right to repeat the Final Walk Through of the Property after the repairs are completed and prior to closing. If Buyer and/or Buyer's representative fails to conduct the Final Walk Through within the specified time period, Buyer will have waived this right.

J-4 **Withheld/Collected Funds for Repairs/Maintenance.** If Seller has failed to maintain the Property pursuant to Paragraph J-3, or has not completed any agreed upon repairs and/or corrections no later than the time period specified in Paragraph J-3, the parties agree that 150% of the estimated cost shall be withheld/collected from Seller and retained in Escrow until completion. The parties shall immediately sign Escrow's formal withholding and disbursement instructions/agreement confirming the withholding set forth in this paragraph. All bills for maintenance and repairs/corrections will be paid through Escrow. Any balance remaining after completion of all maintenance and repairs/corrections shall be returned to Seller; provided, however, that if maintenance and repairs/corrections are not completed by [**X**] closing date or [ ] within ____________ ( ) days after closing, said funds will be disbursed to Buyer.

J-5 **No Continuing Warranty.** Buyer understands that there is not continuing warranty, expressed or implied, after closing regarding the interior or exterior of the Property.

J-6 **Home Warranty Programs.** Buyer understands that Buyer may obtain from a third party for a fee, home warranties covering appliances, electrical and/or gas and plumbing fixtures and equipment and other items included with the Property.

[X] J-7 **Existing Warranties, Plans, etc.** Seller shall provide to Buyer at closing, if such items are in Seller's possession: (a) any warranty documents covering the improvements and all other property being sold; (b) instruction booklets covering the appliances being sold; and (c) blueprints, specifications, architectural and engineering drawings relating to the Property (which may not reflect improvements as built). Buyer understands that: (a) any warranties delivered by Seller to Buyer represent obligations of other persons or entities, not Seller; (b) the warranties and other documents are provided for informational purposes only; (c) Seller does not promise that any such warranties are transferable to Buyer; and (d) Buyer must contact the providers of such warranties to determine whether the warranties are transferable to Buyer.

[X] J-8 **Removal of Items from Property.** No later than Five (5) days prior to closing, Seller at Seller's expense, shall remove all trash and junk both inside and outside the Property. Seller shall remove all remaining personal belongings from the Property, however Seller may inhabit the Property until Closing Date. No items may be left in trash bins or for Bulky Item Pickup. Should Seller not comply within the specified time period, the provisions of Paragraph J-4 shall apply. After the specified time period in J-4, Buyer shall have the right to keep or dispose of all items.

[NA] J-9 **Cleaning.** No later than ________ ( ) days prior to closing, Seller shall, at Seller's expense, have the interior of the improvements on the Property cleaned. Cleaning shall include all appliances, cupboards, drawers, floors, jalousies, screens and windows. Seller shall also have the interior carpets professionally shampooed. Should Seller not comply within the specified time period, the provisions of Paragraph J-4 shall apply. [ ] The Seller shall have the entire Property professionally cleaned with receipts provided.

[NA] J-10 **Pet Related Treatment.** Seller shall, at Seller's expense, remove any pets from the Property, and after carpets have been professionally shampooed pursuant to Paragraph J-9, have the interior of the Property treated for fleas/ticks by a licensed pest control operator. If Seller does not have the Property treated for fleas/ticks by a licensed pest control operator as required, then Seller agrees that an amount equal to 150% of the estimated cost of treating the Property for fleas/ticks by a licensed pest control operator shall be held in Escrow until completed; provided however, that any remaining funds held shall be automatically disbursed to Buyer by Escrow if the Property is not treated for fleas/ticks by a licensed pest control operator within ________ ( ) days after closing. All licensed pest control operator treatment shall be paid through Escrow and any balance remaining after completion of professional treatment shall be returned to Seller.

SECTION K: STAKING AND SURVEY

(This may/may not apply to condominiums or cooperatives.)

(Choose Paragraph K-1 OR Paragraph K-2)

[NA] K-1 **Staking (Boundary Points).** Within ________ ( ) days after the Acceptance Date, Seller shall, at Seller's sole cost and expense, have a land surveyor licensed in the State of Hawaii stake the Property and ensure that all boundary points are visible. Buyer may have a land surveyor licensed in the State of Hawaii verify the accuracy of the location of the boundary points prior to closing. Seller shall reimburse Buyer for the cost of this verification at closing ONLY if the location of the original stakes proves to be inaccurate. Buyer understands that staking is not the same type of survey as described in Paragraph K-2, and does not confirm the accuracy of the description or the land area of the Property, or the existence or absence of encroachments onto the Property or onto a neighboring property. A survey map and report will not be provided.

[X] K-2 **Survey.** Within Thirty-Five (35) days after the Acceptance Date, Seller shall, at Seller's sole cost and expense, have a land surveyor licensed in the State of Hawaii: (a) survey the Property even if the boundary points are visible and; (b) if improvements exist along the Property line, provide Buyer with a map (with surveyor's stamp) and accompanying report to show the perimeters of the Property and the location of any improvements in the vicinity of the perimeter Property lines. The survey and map may not address whether improvements on the Property are in compliance with State and/or County requirements, subdivision covenants, conditions, and restrictions, and/or condominium property regime requirements.

K-3 **Boundary Encroachment.** If encroachment(s) onto an adjoining property or onto the Property by an adjoining property is revealed or discovered, Buyer may elect to accept (in writing) such existing encroachment(s) at its current location, within Five (5) days of discovery, or Buyer shall instruct Seller to, and Seller shall use Seller's reasonable efforts to: (a) remove such encroachment(s) if acceptable to Buyer at Seller's and/or the adjoining owner(s)' sole cost and expense; or (b) obtain encroachment agreement(s) at Seller's and/or the adjoining owner(s)' sole cost and expense, with the affected adjoining owner(s) which is acceptable to Buyer, and if neither (a) nor (b) occurs within Five (5) days prior to closing, Buyer may accept the encroachment(s) or elect to terminate this Purchase Contract pursuant to Paragraph O-3. If in remedying the revealed encroachment(s), the encroachment(s) is partially or totally removed, then Seller shall be responsible for the correction of the survey (if Paragraph K-2 was checked) to reflect any changes in the revealed encroachment(s) no later than Five (5) days prior to closing. Under Chapter 669 Hawaii Revised Statutes, certain tolerances for discrepancies involving improvements built along the boundary line of the Property for specific zonings are established, and such improvements may be considered de minimis.

K-4 **Staking/Survey Discrepancies.** In the event the staking or survey report reveals a material fact which directly, substantially and adversely affects the value of the Property, then Seller shall make appropriate disclosures pursuant to Paragraph I-2, and Buyer may exercise rights under Paragraph I-3.

SECTION L: TERMITE PROVISIONS

L-1 **Termite Inspection.** Buyer is aware that termite infestation may affect the condition and value of real property in Hawaii. It is strongly recommended that Buyer obtain a termite inspection and receive a report to identify the extent of infestation and/or damage to the Property, if any. The report may only address visible evidence of termite infestation and/or damage in accessible areas. The report may not address whether the evidence indicates active ("live") termite infestation. Seller agrees to disclose in writing in the Seller's Real Property Disclosure Statement, any prior and/or current termite infestation and/or damage of which Seller is aware.

[NA] L-2 **Termite Inspection Contingency.** Within ________________ (   ) days after the Acceptance Date, [ ] Buyer [ ] Seller shall select a licensed pest control operator (Operator) to conduct an inspection and issue a termite inspection report on Form PC-9 (Termite Inspection Report). Should the party who has to choose the Operator fails to provide the other party with the name of the selected Operator within the specified time, then the other party shall select an Operator within five (5) days thereafter. In either event, Seller shall order the inspection and Termite Inspection Report from the selected Operator. The Termite Inspection Report shall be delivered to Buyer no later than ________________________________ (Time/Date).

[ ] Buyer [ ] Seller shall pay for the inspection and the issuance of the Termite Inspection Report at a cost not to exceed $ ____________________, and the other party shall pay the difference. If Buyer's lender requires an updated Termite Inspection Report prior to funding Buyer's loan, then Buyer shall pay for the cost of the updated Termite Inspection Report. If the Termite Inspection Report indicates visible evidence of termite infestation, Seller shall order and pay for the recommended treatment which shall not include preventive measures. Buyer and Seller understand that such treatment may cause damage to plants and/or improvements. Seller shall deliver to Buyer a Certificate of Treatment no later than five (5) days prior to the Scheduled Closing Date, or at any date mutually agreed to in writing between Buyer and Seller.

L-3 **Termite Damage.** In the event the inspection report indicates there is visible damage to the improvements caused by termite infestation, and said damage directly, substantially and adversely affects the value of the Property, then Seller shall make appropriate disclosures under Paragraph I-2.

L-4 **Latent or Hidden Termite Infestation and/or Damage.** Buyer acknowledges that there may be latent or hidden termite infestation and/or damage of which Seller and Seller's Brokerage Firm are not aware and for which Seller and Seller's Brokerage Firm will not be held liable. Seller, Seller's Brokerage Firm, Buyer's Brokerage Firm, and their respective licensees make no representations or warranties that the Property is free from latent or hidden termite infestation and/or damage. Buyer and Seller release Brokerage Firms and their respective licensees from any and all liability with regard to any latent or hidden termite infestation and/or damage.

SECTION M: ADDITIONAL SELLER OBLIGATIONS REGARDING DOCUMENTS

M-1 **Mandatory Provision of Documents.**

(a) In accordance with Hawaii Revised Statutes 508D-3.5, if the residential real property being offered for sale is subject to a recorded declaration, the Seller shall provide Buyer with the following documents and any amendments or supplements thereto, to the extent applicable:

(1) Articles of Incorporation or other document, if any, creating the corporation or association whereby the corporation or association has the power to enforce the Declaration;
(2) Bylaws of the corporation or association;
(3) Declaration or similar organizational documents, and any exhibits thereto;
(4) Any rules relating to the use of common areas, architectural control, maintenance of units, or payment of money as a regular assessment or otherwise in connection with the provisions, maintenance, or service for the benefit of the Property or other real property or common areas;

(b) If the residential real property is otherwise subject to restrictions or conditions on use, either because of covenants contained in the deed for the property or because of another recorded document, the disclosure shall also include all documentation relating to any restrictions or conditions, including but not limited to any unrecorded rules or guidelines that may have been issued by any entity responsible for enforcing those restrictions or guidelines in a manner consistent with and subject to the seller's duty of good faith as provided for under section 508D-9. Examples of "restrictions or conditions on use" may include, yet are not limited to: Easements; Encroachment Agreements; Covenants, Conditions and Restrictions (CC&Rs); and any other encumbrances that will remain on title after closing as described in Paragraph G-2.

(c) Seller shall provide Buyer the following documents to the extent that they exist and are obtainable:

Approved Minutes of the last three (3) Board of Directors Meeting
Articles of Incorporation/Association and Amendments
Bylaws and Amendments
Copy of any and all pending litigation complaints filed by or against the Owner's Association and/or its directors that are currently unresolved
Covenants, Conditions and Restrictions (CC&Rs)
Current Financial Statement
Other, be specific
Deeded access easements

Current and/or Proposed Budget
Current House Rules
Declaration and Amendments
Design Standards and/or Guidelines
Insurance Summary
Lender's Disclosures
Minutes of the last Annual Meeting
Planned Community Documents
Project Information Form RR105c
Reserve Study or Summary
Subdivision and/or title documents
N/A

(d) Seller, at Seller's expense, shall provide the above documents to Buyer no later than **Seven** (**7**) days after the Acceptance Date. Upon receipt of the above documents, Buyer shall provide Seller with a written acknowledgement within **Three** (**3**) days of receipt.

(e) Upon receipt of the documents provided pursuant to HRS 508D Buyer shall have **Seven** (**7**) days [or fifteen (15) days if left blank] to rescind and terminate the Purchase Contract pursuant to Paragraph O-2.

(f) In the event that the Purchase Contract is rescinded or terminated, Buyer agrees to promptly return to Seller or Seller's agent any hard copy documents provided to Buyer. Buyer shall reimburse Seller for the cost of the documents if they are not returned within **Fourteen** (**14**) days of electing rescission or termination of this Purchase Contract, unless Seller is in default.

M-2 **Delivery of Documents.**
Buyer agrees to the delivery of the documents in any of the following formats: [X] Hard copies - printed and delivered [NA] Electronically formatted documents on a CD or DVD, [X] Electronically formatted documents via email, or [X] internet address where the documents are located.

M-3 **Documents Issued During Escrow Period.**
Seller shall provide Buyer with any additions, supplements, modifications and amendments to the documents described in M-1 (a), (b), and (c) above which are issued during the escrow period. If there is any information in these documents that directly, substantially and adversely affect the value of the Property, then Seller shall provide an Amended Disclosure Statement pursuant to Paragraph I-2.

M-4 **Review of Documents.**
Buyer is advised that Brokerage Firm(s)' scope of service does not include the interpretation of documents provided. Brokerage Firm(s) recommends that Buyer consult with a licensed attorney and/or CPA with expertise in real estate, condominium, cooperative, subdivision, PUD, and/or homeowner's/planned community documents to review and explain such documents to Buyer. Buyer acknowledges that the maintenance fee, homeowner's or community association fees, or any other fees or charges reflected in the documents provided to Buyer for review and approval may be increased in the future.

SECTION N: RENTAL PROPERTY MATTERS

(Choose Paragraph N-1 OR Paragraph N-2)

[X] N-1 **Delivery of Possession of the Property Free of Tenants.** Seller shall deliver possession of the Property at closing vacant and free of tenants, tenants' possessions, leases, property management contracts, short term rental reservations, or any other rental or service commitments.

[NA] N-2 **Rental Documents.** Seller shall deliver all Rental Documents executed and/or binding between Seller and Tenant. Seller shall also deliver any executed Property Management Contract. Rental Documents may include the following:

Rental Agreement	Pet and/or Animal Addenda
Security Deposit Statement	Vacating Instructions
Property Condition Form	Renewal Energy Act Addendum
Lead-Based Paint Disclosure - Lessor/Lessee	Short Term/Vacation Rental Reservation(s)

Seller shall also provide copies of the following documents and information, if obtainable.

____

Seller shall provide copies of such documents, and any amendments or addenda, to Buyer within __________ (   ) days after the Acceptance Date. If within __________ (   ) days of receipt of such documents, Buyer does not accept the Property based upon information contained in the selected documents, Buyer may elect to terminate this Purchase Contract pursuant to Paragraph O-2. Any security deposits or vacation rental deposits will be transferred to Buyer at closing. **Seller and Brokerage Firms highly recommend that Buyer hire a Licensed Property Management Company and may want to do so prior to closing.**

N-3 **Rental Agreement Changes During the Escrow Period.** During the escrow period, Seller shall not, without the prior written consent of Buyer, make any changes to the documents described in Paragraph N-2, or enter into any new Rental Agreement(s) or Vacation Rental Reservation(s), which extend beyond the Scheduled Closing Date.

SECTION O: TERMINATION, MEDIATION, ARBITRATION, AND OTHER MATTERS

O-1 **Termination Due to Default.** This paragraph shall not apply to a particular obligation or contingency if Paragraphs O-2 or O-3 have been specifically designated as a termination provision.
In the event that Buyer is in default for failure to perform Buyer's obligations under this Purchase Contract (Seller not being in default), Seller may terminate this Purchase Contract, and (a) bring an action for damages for breach of contract, or (b) retain the initial earnest money deposit and all additional deposits provided for in this Purchase Contract. However, if the Buyer has performed the obligation prior to Seller delivering written notice terminating this Purchase Contract, then this termination provision shall not apply to such obligation.
In the event Seller is in default for failure to perform Seller's obligations under this Purchase Contract (Buyer not being in default), Buyer may (a) terminate this Purchase Contract and bring an action for damages for breach of contract, or (b) seek specific performance of this Purchase Contract. However, if the Seller has performed the obligation prior to Buyer delivering written notice terminating this Purchase Contract, then this termination provision shall not apply to such obligation.

The foregoing shall not exclude any other remedies available under the law to either Seller or Buyer due to the other party's default.

O-2 **Termination *Within* Contingency Time Period.** Should this Purchase Contract specifically designate this paragraph to govern the termination process for any term of this Purchase Contract, any party given the right to terminate this Purchase Contract pursuant to such term, and who elects to do so, must deliver to the other party a written notice of termination prior to the expiration of the time period or the date specified in such term. If the party given the right to terminate fails to deliver the written notice to the other party within such time period or by such date, the termination right shall be deemed to be waived (as to that party) and can no longer be used by that party as a reason to terminate this Purchase Contract. If the terminating party so terminates this Purchase Contract, Buyer and Seller shall promptly execute all cancellation documents requested by Escrow, and Escrow shall, unless otherwise agreed to in this Purchase Contract, return to Buyer all deposits previously made, less the amount of any escrow expenses or fees chargeable to Buyer. Thereafter, neither Buyer nor Seller shall have any further rights or obligations under this Purchase Contract.

O-3 **Termination *After* a Specified Contingency/Condition Time Period.** Should this Purchase Contract specifically designate this paragraph to govern the termination process for any term of this Purchase Contract, any party given the right to terminate this Purchase Contract pursuant to such term, and who elects to do so, must deliver to the other party a written notice of termination within **Three** (**3**) days [seven (7) days if left blank] of the expiration of the time period or the date specified in such term. If the party given the right to terminate fails to deliver the written notice to the other party within the time period specified in this paragraph, the termination right shall be deemed to be waived (as to that party) and can no longer be used by that party as a reason to terminate this Purchase Contract. If the terminating party so terminates this Purchase Contract, Buyer and Seller shall promptly execute all cancellation documents requested by Escrow, and Escrow shall, unless otherwise agreed to in this Purchase Contract, return to Buyer all deposits previously made, less the amount of any escrow expenses or fees chargeable to Buyer. Thereafter, neither Buyer nor Seller shall have any further rights or obligations under this Purchase Contract.

O-4 **Mediation.** If any dispute or claim arises out of this Purchase Contract prior to or after closing between Buyer and Seller, or between Buyer and/or Seller and a Brokerage Firm and all its licensees assisting in this transaction, and the parties to such dispute or claim are unable to resolve the dispute, Buyer and Seller agree in good faith to attempt to settle such dispute or claim by non-binding mediation. This paragraph shall not apply to any complaint of unethical conduct against a Brokerage Firm and all its licensees who are obligated to comply with the Code of Ethics of the National Association of REALTORS®. Such complaints against a Brokerage Firm(s) or its licensees assisting in this transaction must be brought before the Local Board of REALTORS® of which the Brokerage Firm and all its licensees are members.

O-5 **Arbitration.** If any dispute or claim arises out of this Purchase Contract during this transaction or at any time after closing, between Buyer and Seller, or between Buyer and/or Seller and a Brokerage Firm and all its licensees assisting in this transaction, and if such dispute cannot be resolved through mediation, then the parties are encouraged to consider arbitration as an alternative to litigation. It is recommended that the parties seek legal counsel to make this determination.

O-6 **Third Party Claims.** It is understood that if a dispute or claim is made by or against a third party who is not obligated or willing to mediate or arbitrate such dispute or claim, then Buyer and Seller shall not be required to mediate or arbitrate such dispute or claim.

O-7 **Choice of Law and Forum.** The Property is located in the State of Hawaii. This Purchase Contract shall be governed by and construed according to the laws of the State of Hawaii. All legal actions or proceedings concerning this Purchase Contract and/or the Property shall be filed and conducted in the appropriate state or federal court located in the State of Hawaii. Any mediation, arbitration, and/or litigation in the state court, shall be filed and conducted in the county where the Property is located.

O-8 **Attorney's Fees.** In the event of default by a party and/or a legal action or arbitration (including a claim by a Brokerage Firm for commission), the prevailing party shall be entitled to recover all costs incurred including reasonable attorneys' fees.

SECTION P: FOREIGN OR NON-RESIDENT BUYER AND/OR SELLER

P-1 **Hawaii Real Property Tax Act ("HARPTA") Withholding Required if Seller is a Non-Resident of the State of Hawaii.** Pursuant to Hawaii Revised Statutes Section 235-68, if Seller is a non-resident person or entity (corporation, partnership, LLC, trust, or estate) of the State of Hawaii, Buyer must withhold a specified percentage of the "amount realized" by Seller on the sale of the Property and forward the amount with the appropriate form to the State Department of Taxation. Such withholding may not be required if Seller obtains and provides Buyer with an authorized exemption or waiver from withholding. If Seller does not provide Buyer with a certificate of exemption or waiver from HARPTA no later than fourteen (14) days prior to Scheduled Closing Date, Escrow is hereby authorized and instructed to withhold/collect from Seller the required amount at closing and forward it to the State Department of Taxation.

P-2 **Foreign Investment in Real Property Tax Act ("FIRPTA") Withholding Required if Seller is a Foreign Person.** Pursuant to 26 U.S. Code Section 1445, if Seller is a foreign person or entity (non-resident alien, corporation, partnership, LLC, trust, or estate), Buyer must generally withhold a specified percentage of the "amount realized" by Seller on the sale of the Property and forward the amount with the appropriate form to the Internal Revenue Service ("IRS"). Such withholding may not be required if Seller obtains and provides Buyer with an authorized exemption or waiver from withholding. If Seller does not provide Buyer with a certificate of exemption or waiver from FIRPTA no later than fourteen (14) days prior to Scheduled Closing Date, Escrow is hereby authorized and instructed to withhold/collect from Seller the required amount at closing and forward it to the IRS.

P-3 **Additional Disclosures Required by Foreign Buyers and Sellers.** Buyer and Seller understand that under statutes and ordinances such as the Agricultural Foreign Investment Disclosure Act of 1978 (7 CFR Part 781), the International Investment and Trade in Services Survey Act (22 U.S. Code Section 3101), and the Ordinances of the various Counties of the State of Hawaii, among others, disclosures are required by foreign Buyers and/or Sellers under certain conditions.

SECTION Q: SPECIAL TERMS

SPECIAL TERMS (Please number Q-1, Q-2, Q-3, and so forth)

None.

SECTION R: BROKERAGE FIRMS SERVICES AND DISCLAIMERS

R-1 **Scope of Services and Disclaimer by Brokerage Firms.** Brokerage Firms assisting in this transaction, including their owners, licensees, salespersons, agents, and employees, strongly recommend that Buyer and Seller each consult their own attorney, estate planner, accountant, appraiser, architect, pest control expert, home inspector, insurance advisor, contractor, land surveyor, electrical engineer, civil engineer, structural engineer, soils engineer, land use professional, zoning expert, environmental expert, designer, title insurer, other professionals, and/or subject matter experts should they have any questions within those fields about this transaction.

Buyer and Seller understand that Brokerage Firms have not made any representations or warranties, and have not rendered any opinions about: (a) the legal or tax consequences of this transaction; (b) the legality, validity, correctness, status, existence, or lack of any building permits which may have been required for the Property; (c) the land area of the Property, the location of the boundaries, or the size of any improvements on the Property; or (d) any of the matters set forth in Paragraph I-6, General Disclosures.

Buyer and Seller understand and acknowledge the parties are not relying upon Brokerage Firms for any of the foregoing services or advice.

R-2 **Rental Property.** Buyer understands that Seller and Brokerage Firms are not offering to sell or selling the Property together with any existing or future rental pool or other rental arrangement. Seller and the Brokerage Firms make no representations or guarantees about future rents. Buyer understands that should Buyer rent the Property after closing, Buyer is assuming all risks relative to all of the foregoing. This sale includes real property only, and the intent is not to convey a security or investment security as defined by the U.S. Securities and Exchange Commission or other governmental agency.

R-3 **Future Resale Value.** Seller and Brokerage Firms make no representations or guarantees about future resale values.

R-4 **Obligations.** Brokerage Firms shall not be held liable to either Buyer or Seller for the failure of either Buyer or Seller to perform their obligations under this Purchase Contract.

R-5 **Permission.** The parties grant Brokerage Firms permission to supply data to the Multiple Listing Service regarding the sales price, terms, and listing status of this transaction for use by other brokers and real estate professionals in making market studies, providing service to the public, and advising their clients.

R-6 **Disclosure of Real Estate Licensing Status.** Hawaii law provides that the licensee shall not acquire, rent, lease, sell, or exchange an interest in or buy, rent, lease, sell, or exchange for one's self, any member of the licensee's immediate family or Brokerage Firm, or any entity in which the licensee has any ownership interest, property listed with the licensee, licensee's Brokerage Firm, or listed with any other Brokerage Firm or licensee without making the true position known in writing.

[NA] (a) **Disclosure.** The licensee(s) in this transaction disclose the following: ______

SECTION S: GENERAL PROVISIONS

S-1 **Acceptance Date.** As used in this Purchase Contract, the term "Acceptance Date" means the date on which this Purchase Contract becomes binding upon the parties.

S-2 **Dates and Times.** As used in this Purchase Contract, the term "day" means a calendar day, unless otherwise specified in writing, and all dates and times are based on Hawaii Standard Time (UTC-10). For purposes of counting days within this Purchase Contract, day one commences the day after the event. For example, if the event is Acceptance Date on May 1, day one is May 2, and ten (10) days after Acceptance Date is May 11. Unless otherwise specified in writing in this Purchase Contract, contingencies and all other dates in this Purchase Contract shall expire at 11:59 PM HST on the day stated.

S-3 **Time is of the Essence.** Except as otherwise provided in this Purchase Contract, time is of the essence in the performance by all parties of their respective obligations under this Purchase Contract. This includes compliance with all contingency and other time periods stated in this Purchase Contract.

S-4 **Electronic (Digital or Fax) Signatures.** Electronically executed copies of this Purchase Contract and any related documents shall be fully binding and effective for all purposes, whether or not originally executed documents are transmitted to Escrow. Electronic signatures on documents will be treated the same as original signatures; however, each party agrees to promptly forward original executed documents to Escrow if requested. The parties understand that conveyance, mortgage and other recordable documents must be executed, acknowledged, and delivered in original form and will not be acceptable if signed only electronically.

S-5 **Counterparts.** This Purchase Contract and any addenda, amendments, and related documents may be executed in any number of counterparts and by different parties in separate counterparts. Each of these when so signed shall be deemed to be an original, and all of which taken together shall constitute one and the same document. This shall be binding upon all of the parties, notwithstanding that all of the parties do not sign the original or the same counterpart.

S-6 **Complete Agreement.** This Purchase Contract constitutes the entire agreement between Buyer and Seller and supersedes and cancels any and all prior negotiations, representations, warranties, understandings, or agreements (both written and oral) of Buyer and Seller. No variation or amendment of this Purchase Contract shall be valid or enforceable unless it is in writing and signed by both Buyer and Seller. All agreements and representations about the Property must be set forth in writing, and the parties agree that to be effective, any representation or warranty made by a Brokerage Firm or any party to this Purchase Contract must be set forth in writing in this Purchase Contract, or an amendment to this Purchase Contract, or in any required Disclosure Statement. Buyer and Seller shall each hold harmless and release the Brokerage Firms from any claims based upon any alleged representation which is not set forth in writing as stated in this paragraph.

Buyer agrees to buy the Property at the price and terms offered in this Purchase Contract and acknowledges receipt of a copy of this Purchase Contract.

Date **December 10, 2021** , **7:00** AM [**X**] PM [ ]

Buyer's Name **Michl Binderbauer** Buyer's Name **Hong Liang**

Signature Michl Binderbauer 12/10/2021 Signature Hong Liang 12/10/2021

Title Title

Name of Buyer's Agent **Tina Bair, R(S)** State License No. **RS-68441**

Brokerage Firm **The Maui Real Estate Team, Inc.** State License No. **RB-20427**

Brokerage Firm Address **71 Baldwin Ave. 6b -P.O. Box 790638, Paia, HI 96779**

Bus **1-800-579-1525** Fax **808-579-8564** Cell **808-283-8266** E-mail **tina@mauirealestate.com**

SECTION T: ACCEPTANCE, COUNTER OFFER, OR NOTIFICATION OF REJECTION

(Choose Paragraph T-1, Paragraph T-2, OR Paragraph T-3)

[NA] T-1 **Acceptance of Purchase Contract.** Seller accepts this Purchase Contract, agrees to sell the Property at the price and terms offered in this Purchase Contract, and acknowledges receipt of a copy of this Purchase Contract.

[XX] T-2 **Counter Offer.** Seller agrees to sell the Property at the price and terms offered in this Purchase Contract, as amended by the attached Counter Offer, and acknowledges receipt of a copy of this Purchase Contract and the Counter Offer.

[NA] T-3 **Notification of Rejection.** Hawaii Administrative Rules 16-99-3(j).

Date Jan-24-2022 AM [ ] PM [ ]

Seller's Name **Maui Land & Pineapple Co.** Seller's Name

Signature (DocuSigned) Signature

Title VP, Maui Land & Pineapple Co. Title

Seller is a Foreign Person [ ] Non-Hawaii Resident [ ] Owner/Occupant [ ] Other [ ] Hawaii Corporation

Name of Seller's Agent **John Guard IV, R(B)** State License No. **RB-18262**

Brokerage Firm **Hawaii Life (PA)** State License No. **RB-19928**

Brokerage Firm Address **26 Baldwin Ave., Paia, Hawaii 96779**

Bus **808-667-5028** Fax Cell **808-870-2227** E-mail **John@hawaiilife.com**

Reviewed by: Jeff Simon — Billy Jalbert / Jeff Simon 12/10/2021 — Hawaii Life

Name of Seller's Principal Broker/Broker-in-Charge **Signature** **Brokerage Firm**

NOTE: THERE IS NO WARRANTY ON PLAIN LANGUAGE. An effort has been made to put this agreement into plain language. But there is no promise that it is in plain language. In legal terms, THERE IS NO WARRANTY, EXPRESSED OR IMPLIED, THAT THIS AGREEMENT COMPLIES WITH CHAPTER 487A OF THE HAWAII REVISED STATUTES. This means that the Hawaii Association of REALTORS® is not liable to any Buyer, Seller, or other person who uses this form for any damages or penalty because of any violation of Chapter 487A. People are cautioned to see their own attorneys about Chapter 487A (and other laws that may apply).

MB HL 12/10/2021 — BUYER'S INITIALS & DATE

MV Jan-24-2022 — SELLER'S INITIALS & DATE

COUNTER OFFER
Hawaii Association of REALTORS® Standard Form
Revised 7/19 (NC) For Release 11/21

Reviewed by: Jeff Simon (Name of Principal Broker/Broker-in-Charge) — DocuSigned by: Jeff Simon 88D47F1E77E642B (Signature) — Hawaii Life (Brokerage Firm)

Counter Offer Reference Date: **February 1, 2022**. Submitted by: [ ] **Buyer** [X] **Seller**

Purchase Contract Reference Date: **December 9, 2021**

Seller's Name: **Maui Land & Pineapple Company, Inc.**

Buyer's Name: Michl Binderbauer, Hong Liang

Property Reference or Address: **0 Kula Highway, Kula, HI 96790** ("Property")

Tax Map Key: Div. **2** /Zone **2** /Sec. **3** /Plat **8** /Parcel(s) **4, 30, 47** /CPR(s) ______ (if applicable).

EXPIRATION: This Counter Offer shall expire at **5:30** [ ] AM/ [X] PM on **February 3, 2022**.

This Counter Offer cancels and supersedes any and all prior Counter Offers. All previous Counter Offers that have not been fully executed are null and void. All terms and conditions from any prior Counter Offers that are to be retained must be restated in this Counter Offer.

This Counter Offer is an agreement to sell/buy the above described Property on the terms and conditions set forth in the Purchase Contract, as amended by this Counter Offer. Buyer/Seller acknowledge receipt of a copy of this Counter Offer. **This Counter Offer can be withdrawn at any time prior to delivery of a written acceptance to the undersigned's Brokerage Firm.**

INSTRUCTIONS TO RECEIVING PARTY:

1. **To Accept or Reject this Counter Offer: Complete the boxed section entitled "Acceptance or Rejection of Counter Offer" and indicate acceptance or rejection.**
2. **To Make a NEW Counter Offer: Complete a new Counter Offer form with a new Counter Offer Reference Date.**
3. **Alternatively, Buyer may submit a new Purchase Contract.**

FILL IN ALL CHECK BOXES. Write "NC" if no change and "X" if there is a change. In the blanks provided, clearly identify the specific change(s), deletion(s) or addition(s) which comprise the terms of this Counter Offer.

[NC] SECTION A: AGENCY DISCLOSURE **NC**

[NC] SECTION B: INITIAL EARNEST MONEY DEPOSIT

SECTION C: OFFER TO BUY AND PURCHASE PRICE

C-2 **Purchase Price.** The Purchase Price for the Property in U.S. dollars shall be paid as follows:

$ **2,000,000.00**	Initial Earnest Money Deposit
$ **NA**	Additional Deposit paid into Escrow by **NA**
$ **7,700,000.00**	Balance of down payment (or balance of purchase price if all cash) paid into Escrow prior to closing
$ **9,700,000.00**	TOTAL CASH FUNDS FROM BUYER (exclusive of closing costs)
$	By way of **NA**
$	NA
$ **9,700,000.00**	**TOTAL PURCHASE PRICE**

Should Buyer fail to make the Initial Earnest Money Deposit or Additional Deposit when due, Seller may elect to terminate this Purchase Contract pursuant to Paragraph O-1.

HL MB 2/2/2022 — BUYER'S INITIALS & DATE

MW Feb-01-2022 — SELLER'S INITIALS & DATE

[xx] SECTION D: ADDENDA (add or delete) **1: Add Maui Land and Pineapple Company, Inc. Agricultural Land Addendum**

[xx] **The following Sections of the Purchase Contract (E to S) and/or terms and conditions of any Addenda, are amended as follows. Please reference the appropriate Section, Paragraph, Subparagraph, or Addenda.**

1. E1: Change to read: All that certain parcel of land. together with all improvements including (2)- 2" County Water meters servicing the property from off site and (1) 5/8" County of Maui water meter located on property. Three TMKs included in sale: 2-2-3-8-4, TMK# 2-2-3-8-30, TMK# 2-2-3-8-47.
2. F3a Extension of Closing Date:: Change to 15 days.
3. F4: Change to Title Guaranty, Wailea Branch,Tamara Y. Cabanilla-Aricayos, Officer.
4. I1, I2, I3, I4, I5 : Sellers' obligation to Disclose. Change to NA.
5. J1 General Inspection of Property Contingency:: Change to 30 days.
6. J7 Existing Warranties/Plans, etc.:: Change to NA.
7. J8 Removal of Items from Property:: Change to NA.
8. K2 Survey:. In lieu of having new Survey performed, Seller, within 10 days of acceptance, shall deliver to Buyer Unemori Engineering Survey dated March 2014.
9. M1 Mandatory Provision of Documents:: Delete: " deeded access easements".
10. N1 Delivery of Possession of the Property Free of Tenants:: Delete.
11. Add N2 Rental Documents:: The parties acknowledge and understand that Parcel 4 has a right of entry in place over it for use as a cattle pasture. This right of entry is terminable at will by the owner of the property by providing written notice of termination as stated. Within 5 days of acceptance, Seller shall provide Buyer with a copy of the document establishing this right of entry. This right of entry is terminable at will by the owner of the property by providing written notice of termination as stated therein. Buyer shall have 10 days from receipt of that document to terminate the purchase contract.

DocuSigned by:
7D1EC4875BF241A

Signature of Party ***Submitting*** Counter Offer	Signature of Party ***Submitting*** Counter Offer
[ ] Buyer or [XX] Seller	[ ] Buyer or [ ] Seller
Title VP, Maui Land & Pineapple Co.	Title
Date: Feb-01-2022 , [ ] AM/[ ] PM.	

ACCEPTANCE OR REJECTION OF COUNTER OFFER: I/We confirm receipt of this Counter Offer and take the action indicated below.

[X] Acceptance [ ] Notification of Rejection. Hawaii Administrative Rules 16-99-3(j).

DocuSigned by: Michl Binderhauer	DocuSigned by: Hong Liang
Signature of Party ***Receiving*** Counter Offer	Signature of Party ***Receiving*** Counter Offer
[X] Buyer or [ ] Seller	[X] Buyer or [ ] Seller
Title	Title
Date: 2/2/2022 , [ ] AM/[ ] PM.	

Reviewed by: Billy Jalbert, PB	DocuSigned by: Billy Jalbert RCB)	The Maui Real Estate Team, Inc.
Name of Receiving Principal Broker/Broker-in-Charge	**Signature**	**Brokerage Firm**

NOTE: THERE IS NO WARRANTY ON PLAIN LANGUAGE. An effort has been made to put this Agreement into plain language. But there is no promise that it is in plain language. In legal terms, THERE IS NO WARRANTY, EXPRESSED OR IMPLIED, THAT THIS AGREEMENT COMPLIES WITH CHAPTER 487A OF THE HAWAII REVISED STATUTES. This means that the Hawaii Association of REALTORS® is not liable to any Buyer, Seller, or other person who uses this form for any damages or penalty because of any violation of Chapter 487A. People are cautioned to see their own attorneys about Chapter 487A (and other laws that may apply).